UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 27, 2006

PORTALPLAYER, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51004	77-0513807
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

70 W. Plumeria Drive San Jose, California	95134
(Address of principal executive offices)	(Zip Code)

(408) 521-7000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Material Agreement

On July 27, 2006, PortalPlayer, Inc. (the “Company”) entered into a Separation Agreement (the “Agreement”) with Gary Johnson. Under the Agreement, Mr. Johnson will continue his employment with the Company until the Company appoints his successor or October 16, 2006, whichever is later. The Company has agreed to pay Mr. Johnson monthly payments equal to his current base salary for 12 months following the effective date of his release of claims (the “Release”). In addition, the Company has agreed to (i) reimburse Mr. Johnson for his COBRA premiums for a period of six months following the effective date of the Release in an amount up to what the Company paid prior to termination for his health insurance coverage; (ii) extend the post-termination exercise period for his vested options from 90 days following his resignation to one year following the effective date of the Release; and (iii) to accelerate the vesting of options that would have vested had Mr. Johnson remained an employee for one year following the effective date of the Release, however in no event shall shares acquired upon exercise of such accelerated option be sold prior to the date such option would have become vested under Mr. Johnson’s original option vesting schedule. The Agreement is effective 7 days following its execution.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1	Separation Agreement dated July 27, 2006 by and between the Registrant and Gary Johnson.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 2, 2006

PORTALPLAYER, INC.

By:	/s/ Svend-Olav Carlsen
Svend-Olav Carlsen
Vice President and Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description
10.1	Separation Agreement dated July 27, 2006 by and between the Registrant and Gary Johnson.

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